SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement       [ ] Confidential, For Use of the
                                          Commission Only
[X] Definitive Proxy Statement            (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             T Cell Sciences, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)


Payment of Filing Fee (Check the appropriate box)

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, Schedule or Registration Statement no.:

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(3) Filing Party:

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(4) Date Filed:

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

                             [T CELL SCIENCES LOGO]

                              T Cell Sciences, Inc.
                              --------------------

                    Notice of Annual Meeting of Stockholders

                              --------------------

     The Annual Meeting of Stockholders of T Cell Sciences, Inc. will be held at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts, 02110 on Tuesday, May 12, 1998 at 2:00 P.M., for the following purposes:

     1. To elect five Directors to serve until the 1999 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

     2. To transact any other business which may properly come before the meeting.

     Stockholders of record at the close of business on March 20, 1998 will be entitled to notice of and to vote at the meeting. Stockholders who are unable to attend the meeting in person are requested to complete, date and return the enclosed form of proxy in the envelope provided. No postage is required if mailed in the United States.

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997 is being mailed to you with this Notice and Proxy Statement.

                                                              NORMAN W. GORIN
                                                              Secretary

Needham, Massachusetts
April 13, 1998

                             YOUR VOTE IS IMPORTANT.

          WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE
         URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR
               SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

                              T CELL SCIENCES, INC.
                                119 Fourth Avenue
                          Needham, Massachusetts 02194
                              --------------------

                                 PROXY STATEMENT

                              --------------------


     This Proxy Statement is furnished to the holders of Common Stock, par value $.001 per share, ("Common Stock") of T Cell Sciences, Inc. (the "Company") in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company for the 1998 Annual Meeting of Stockholders to be held at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts on May 12, 1998, or at any adjournment thereof. This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy Card are first being mailed to stockholders on or about April 13, 1998.

     The purpose of the meeting is to (i) elect five Directors to serve until the 1999 Annual Meeting of Stockholders and until their successors are duly elected and qualified, and (ii) transact any other business which may properly come before the meeting. The Company is not currently aware of any other matters which will come before the meeting. If any other matters properly come before the meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters. Shares represented by executed and unrevoked proxies will be voted FOR the proposal shown on the form of proxy unless otherwise indicated on the form of proxy.

     Stockholders of record at the close of business on March 20, 1998 (the "Record Date") will be entitled to vote at the meeting. The Company had outstanding on the Record Date 28,485,552 shares of Common Stock, each of which is entitled to one vote upon each of the matters to be presented at the meeting. The presence of holders of a majority of shares of Common Stock, whether in person or by proxy, will constitute a quorum at the meeting. Abstentions, votes withheld for Director nominees and "broker non-votes" (shares represented at the meeting which are held by a broker or nominee and as to which (i) instructions have not been received from the beneficial owner or the person entitled to vote such shares and (ii) the broker or nominee does not have discretionary voting power) shall be treated as shares that are present and entitled to vote with respect to matters presented at the meeting for purposes of determining whether a quorum is present. With respect to the election of Directors, the by-laws of the Company (the "By-Laws") provide that such election shall be determined by a plurality of votes cast. Shares represented by a proxy that withholds authority to vote for a particular nominee or nominees and broker non-votes will have no effect on the outcome of the vote for the election of Directors.

     Stockholders may revoke the authority granted by their execution of proxies at any time before the proxies are voted by filing with the Secretary of the Company a written revocation or duly executed proxy, bearing a later date, or by voting in person at the meeting. Proxies for use at the meeting are being solicited by the Board of Directors of the Company. Forms of proxies will be mailed to stockholders with the Proxy Statement on or about April 13, 1998. Proxies will be solicited chiefly by mail, but additional solicitation may be made by telephone or telecopy by the officers, regular employees or agents of the Company. All solicitation expenses, including costs of preparing, assembling and mailing the proxy material, will be borne by the Company.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of the Record Date regarding Common Stock ownership by (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock as of December 31, 1997, and (ii) by each Director and nominee for Director, by each named executive officer, and by all Directors and executive officers as a group.

                                                             Amount and
                                                              Nature of
               Name and Address of                           Beneficial                        Percentage of
                Beneficial Owners                           Ownership(1)                      Common Stock(2)
-------------------------------------------------------------------------------------------------------------------
Forest City 38 Sidney Street, Inc............................... 1,500,000                           5.1%
     1100 Terminal Tower
     Cleveland, Ohio  44113
Una S. Ryan, Ph.D...............................................   190,759(3)                          *
     T Cell Sciences, Inc.
     119 Fourth Avenue
     Needham, Massachusetts  02194
Patrick C. Kung, Ph.D...........................................   763,960(4)                        2.6%
     5 Joseph Comee Road
     Lexington, Massachusetts  02173
Thomas R. Ostermueller..........................................    40,000(5)                          *
     A.T. Kearney, Inc.
     153 East 53rd Street
     New York, New York  10022
Harry H. Penner, Jr.............................................    30,000(6)                          *
     Neurogen Corporation
     35 Northeast Industrial Road
     Branford, Connecticut  06405
William J. Ryan.................................................    10,000                             *
     12 Burr Drive
     Princeton, New Jersey  08540
Ronald M. Urvater...............................................   101,250(7)                          *
     Aurora Capital Corp.
     35 East 85th Street, Apt. 17AN
     New York, New York  10028
Norman W. Gorin.................................................    29,250(8)                          *
     T Cell Sciences, Inc.
     119 Fourth Avenue
     Needham, Massachusetts  02194

James L. Levin, D.V.M...........................................    63,357(9)                          *
     T Cell Sciences, Inc.
     119 Fourth Avenue
     Needham, Massachusetts  02194
All Directors and officers as a group........................... 1,228,576(10)                       4.2%
     (Consisting of 8 persons)

-----------------

* Less than 1%.

(1) Unless otherwise indicated, the persons shown have sole voting and investment power over the shares listed.

(2) Common Stock includes all outstanding Common Stock plus, as required for the purpose of determining beneficial ownership (in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended), all Common Stock subject to any right of acquisition, through exercise or conversion of any security, within 60 days of the Record Date.

(3) Includes 190,259 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of the Record Date.

(4) Includes 255,000 shares held by Dr. Kung's wife, as to which he disclaims beneficial ownership, and 197,626 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of the Record Date. Excludes shares held by a trust for his minor children which is administered by disinterested trustees, excludes shares held by a custodian for his mother and excludes shares held by a charitable trust established by Dr. Kung and his wife.

(5) Consists solely of shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of the Record Date.

(6) Includes 25,000 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of the Record Date.

(7) Includes 36,250 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of the Record Date.

(8) Includes 28,750 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of the Record Date.

(9) Includes 62,857 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of the Record Date.

(10) Includes 580,742 shares of Common Stock issuable upon exercise of stock options which are exercisable within 60 days of the Record Date.

                        PROPOSAL 1--ELECTION OF DIRECTORS

     Five Directors, constituting the entire Board of Directors, are to be elected at the meeting. Each of the nominees listed below has consented to be nominated and to serve if elected. The Directors are elected by a plurality of the votes cast at the meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the nominees named below, all of whom are now Directors of the Company. In the event that a vacancy may occur during the year, such vacancy may be filled by the Board of Directors for the remainder of the full term. All nominees will be elected to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. In the event any of these nominees shall be unable to serve as a Director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee.

     The nominees for the Board of Directors, their ages, the year in which each first became a Director and their principal occupations during the past five years are as follows:

                                               Year First
                                                 Became                       Principal Occupation
             Nominee                  Age       Director                   During the Past Five Years
-------------------------------------------------------------------------------------------------------------------
Una S. Ryan, Ph.D.                    56          1996         Chief Executive Officer of the Company since August
                                                               1996 and President, Chief Operating Officer and
                                                               Director of the Company since May 1996. Dr. Ryan
                                                               joined the Company as Vice President and Chief
                                                               Scientific Officer of Research in May 1993. She is
                                                               also Research Professor of Medicine at the Whitaker
                                                               Cardiovascular Institute of the Boston University
                                                               School of Medicine. Director of Health Sciences at
                                                               Monsanto Co. from January 1990 to November 1992.
                                                               Research Professor of Surgery, Medicine and Cell
                                                               Biology at Washington University School of Medicine
                                                               from 1990 to 1993. Member of the Governing Body of
                                                               Biotechnology Industry Organization's (BIO) Emerging
                                                               Companies section and serves on the Board of the Massachusetts
                                                               Biotechnology Council.

Patrick C. Kung, Ph.D.                50          1984         Vice Chairman of the Board of Directors of the
                                                               Company from February 1989 to September 1997 and
                                                               Director since February 1984. Scientific Director of
                                                               the Company from February 1984 to August 1992. Since
                                                               June 1994, President of Global Pharma Ltd., a Bermuda
                                                               limited liability company, of which the Company holds
                                                               a minority interest.

                                                               Vice President of Research for Centocor, Inc. from
                                                               1981 to January 1984. Director of Asian American Bank
                                                               & Trust Co. and Microbix Biosystems.

Thomas R. Ostermueller                49          1994         Management Consultant with A.T. Kearney, Inc. since
                                                               March 1998. President, Chief Executive Officer and
                                                               Director, V.I. Technologies, Inc. from February 1995
                                                               to September 1997; previously, Executive Vice
                                                               President, Chief Operating Officer and member of the
                                                               Board of Trustees of the New York Blood Center since
                                                               February 1993. Executive Vice President of the Mead
                                                               Johnson Nutritional Group, Bristol-Myers Squibb from
                                                               1990 to 1993 and Vice President of Bristol-Myers from
                                                               July 1988 until 1990. Management Consultant with
                                                               McKinsey & Company from 1977 to June 1988.

Harry H. Penner, Jr.                  52          1997         President, Chief Executive Officer and Director of
                                                               Neurogen Corporation since December 1993; previously
                                                               Executive Vice President of Novo Nordisk A/S and
                                                               President of Novo Nordisk of North America, Inc. from
                                                               1988 to 1993. Executive Vice President and General
                                                               Counsel of Novo Nordisk A/S from 1985 to 1988.
                                                               Chairman of the Board of Directors for the
                                                               Connecticut Technology Council, Advisory Board Member
                                                               of Connecticut United for Research Excellence,
                                                               Director of the Connecticut Business and Industry
                                                               Associates and serves on the Boards of Anergen, Inc.
                                                               and PRA International, Inc.

Ronald M. Urvater                     55          1997         Managing Director of Aurora Capital Corporation since
                                                               November 1996. President of Capital Partners, a
                                                               venture capital company, since 1987. Vice President
                                                               of Allen and Company, Inc. from 1975 to 1983. Mr.
                                                               Urvater was one of T Cell's founders and original
                                                               Board members. Mr. Urvater resigned from the Board in
                                                               1995 and was re-elected to the Board in May 1997.

     The Board of Directors has an Audit Committee and a Compensation Committee. The members of the Audit Committee were John P. Munson and Thomas R. Ostermueller until Mr. Munson retired from the Board of Directors in September 1997 and Mr. Ostermueller resigned from the committee shortly thereafter.
The members of the Audit Committee for the remainder of 1997 were Harry H. Penner, Jr. and Patrick C. Kung. The primary function of the Audit Committee is to review the scope and results of the Company's annual audit, the fee charged by the Company's independent accountants and matters relating to internal control procedures and systems.

     The members of the Compensation Committee were Thomas R. Ostermueller and John Simon until Mr. Simon resigned from the Board of Directors in November 1997. The members of the Compensation Committee for the remainder of 1997 were Thomas R. Ostermueller and Ronald M. Urvater. The primary function of the Compensation Committee is to assist the Board in the establishment of compensation for the Chief Executive Officer and, upon her recommendation, to approve the compensation of other officers and senior employees and to approve certain other personnel and employee benefit matters.

     During the year ended December 31, 1997, the Board of Directors held thirteen (13) meetings, the Audit Committee held two (2) meetings, and the Compensation Committee held one (1) meeting, and each Director attended at least 75% of the meetings held by the Board and the Board committee on which he or she served during the period he or she was a Director.


Director Compensation

     Directors who are not employees of the Company are each entitled to receive a retainer fee of $5,000 each fiscal year. Each Board committee Chairman receives an additional retainer fee of $5,000. In addition, each non-employee Director is entitled to receive $1,000 for attendance at each meeting of the Board of Directors and $500 for attendance at each meeting of a Board committee. The Company's Amended and Restated 1991 Stock Compensation Plan provides for annual non-discretionary grants to each non-employee Director of an option to purchase 5,000 shares of Common Stock with vesting after one year, a ten year term and with an exercise price equal to the fair market value of the Common Stock on the day of grant. As of the Record Date, the current non-employee Directors had the following stock options outstanding: Patrick C. Kung--197,626 (includes grants received when an executive officer); Thomas R. Ostermueller--40,000; Harry H. Penner, Jr.--25,000; William J. Ryan--5,000; Ronald M. Urvater--100,000.

     In November 1997, Mr. Urvater and Mr. Ryan were each paid a cash bonus of $5,000 and issued 5,000 shares of the Company's Common Stock for their efforts on special projects assigned by the Board.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who are beneficial owners of more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, and written representations that no other reports were required during the fiscal year ended December 31, 1997, all Section 16(a) filing requirements applicable to such persons were satisfied, except that Messrs. Harry H. Penner, Jr., Ronald M. Urvater and William J. Ryan each failed to file on a timely basis during the year ended December 31, 1997 his Form 3, Initial Statement of Beneficial Ownership of Securities. The holdings reported on such reports were as follows: Mr. Penner reported direct ownership of 5,000 shares of Common Stock and an option to purchase 20,000 shares of Common Stock; Mr. Urvater reported direct ownership of 60,000 shares of Common Stock and eight separate options to purchase a total of 100,000 shares of Common Stock; and Mr. Ryan reported direct ownership of 5,000 shares of Common Stock and an option to purchase 5,000 shares of Common Stock.


Certain Transactions with Directors

     Dr. Patrick Kung was an employee of the Company until December 31, 1995. Under separate one-year agreements dated January 1, 1996 and January 1, 1997, Dr. Kung became a consultant to the Company for which he was paid $30,000 and $19,250, respectively. Dr. Kung's consulting agreement dated January 1, 1997 was terminated by the Company in August 1997. Mr. Ronald Urvater became a consultant to the Company in January 1997 for which he was granted a stock option to purchase 50,000 shares of Common Stock with quarterly vesting, a ten year term and an exercise price equal to the fair market value of the Common Stock on the day of grant.

     Management believes that the services provided by Dr. Kung and Mr. Urvater were or will be beneficial to the Company and on terms consistent with those offered by nonaffiliated sources.

                                   MANAGEMENT

Executive Officers

     The following persons are executive officers of the Company. Officers are elected annually by the Board of Directors until their successors are duly elected and qualified.

         Name of Individual                  Age                     Position and Offices
-------------------------------------------------------------------------------------------------------------------
Una S. Ryan, Ph.D............................56      President and Chief Executive Officer
Norman W. Gorin..............................45      Vice President, Finance and Chief Financial Officer
James L. Levin, D.V.M........................43      Vice President, Development


     For a biographical summary of Dr. Ryan, see "Election of Directors."

     Norman W. Gorin was appointed Vice President, Finance and Chief Financial Officer by the Board of Directors on May 21, 1996. Mr. Gorin joined the Company from USTrust of Boston, the commercial banking subsidiary of UST Corp., where he served for more than nine years, most recently in the positions of Senior Vice President, Corporate Planning, and Senior Vice President, Marketing. Prior to USTrust, Mr. Gorin served as Senior Vice President, Finance, of Sotheby's Inc., the New York-based fine art auctioneer, and as a Vice President and Manager with Citicorp's Financial and Information Services and Merchant Banking groups. Mr. Gorin was awarded a Masters Degree in Business Administration from the Wharton School at the University of Pennsylvania and received a B.A. with Honors from Harvard College.

     James L. Levin, D.V.M. joined the Company as Director of Pharmaceutical Evaluation in April 1992 and has been Vice President, Development since
December 1995. Prior to joining the Company, Dr. Levin was Vice President, Technical Operations for TSI Mason Laboratories in Worcester. Dr. Levin received a D.V.M. from Tufts University School of Veterinary Medicine and an MS in pharmacology from Tulane University. Dr. Levin is also an Adjunct Assistant Professor in the Department of Comparative Medicine at Tufts University School of Veterinary Medicine, as well as member of the Massachusetts Society for Medical Research.

Summary Compensation Table

     The following table shows, for the fiscal years ended December 31, 1997 ("1997"), December 31, 1996 ("1996") and December 31, 1995 ("1995"), the cash compensation paid by the Company, as well as other compensation paid or accrued for these fiscal years, to the Chief Executive Officer and each person who served as an executive officer in 1997.

--------------------------------------------------------------------------------------------------------------------
                                                                                    Long-Term
                                                                                   Compensation
                                                                                  ---------------
                                                      Annual Compensation             Awards
                                               ---------------------------------- --------------- ------------------
                                                                                    Securities
                                                                                    Underlying
                                                                                      Stock           All Other
                                                   Salary           Bonus(1)         Options       Compensation(2)
    Name and Principal Position        Year          ($)              ($)              (#)               ($)
--------------------------------------------------------------------------------------------------------------------
Una S. Ryan, Ph.D.                     1997         253,026            37,440         220,000(3)      87,864(4)
President and Chief                    1996         212,347            21,521         100,000(3)      48,546(4)
  Executive Officer                    1995         204,996                --          50,000(3)       1,155
--------------------------------------------------------------------------------------------------------------------
Norman W. Gorin                        1997         177,923            22,500          10,000(5)       1,918
Vice President, Finance                1996         103,896             8,687         100,000(5)          --
  and Chief Financial Officer          1995              --                --              --             --
--------------------------------------------------------------------------------------------------------------------
James L. Levin, D.V.M.                 1997         154,177            15,921           8,000(6)       2,302
Vice President, Development            1996         143,456            10,199              --          1,471
                                       1995         126,623                --          30,000(6)       1,170
--------------------------------------------------------------------------------------------------------------------

(1) The bonus amounts in each fiscal year represent payouts under the Company's Performance Plan which were accrued for that fiscal year. At the beginning of each fiscal year the Compensation Committee sets performance goals to be met during the fiscal year and at the end of the year determines the percentage of goals achieved upon which bonus payouts are made. See "Report of the Compensation Committee." During 1997, the Company achieved certain of the goals outlined at the beginning of the year resulting in a payout of one-half of the eligible bonus. Payout of the 1997 bonus occurred on February 20, 1998. During 1996, the Company achieved certain of the goals outlined at the beginning of the year resulting in a payout of one-third of the eligible bonus. No payout was made for the 1995 fiscal year.

(2) Includes only the Company's matching cash contribution to the 401(k) Savings Plan of each named executive officer, with the exception of the amounts provided for Dr. Ryan in 1997 and 1996 which also include reimbursement for relocation costs, See footnote 4. Premiums paid for life insurance under the Company's nondiscriminatory group plan are not included.

(3) On January 23, 1997, Dr. Ryan was granted an option to purchase 20,000 shares of Common Stock at an exercise price of $1.81 with vesting over four years. On March 21, 1997, Dr. Ryan was granted an option to purchase 100,000 shares of Common Stock at an exercise price of $1.59 with vesting over four years. Dr. Ryan was granted a performance share award on March 21, 1997, which provides for the option to purchase 100,000 shares of Common Stock at an exercise price of $1.84 upon achievement of certain specified performance goals. The performance share award expired unvested on January 1, 1998. On August 12 , 1996, Dr. Ryan was granted an option to purchase 100,000 shares of Common Stock at an exercise price of $2.50 per share, of which 65,000 shares vest over four years and 25,000 shares vest on May 28, 2001, subject to earlier vesting upon achievement of certain specified performance goals, and of which the remaining 10,000 shares were fully vested on December 31, 1996 due to the achievement of certain specified performance goals. On December 8, 1995, Dr. Ryan was granted an option to purchase 50,000 shares of Common Stock at an exercise price of $2.94, vesting over 4 years. All options have a 10 year term.

(4) Includes $47,185 and $86,921 received in 1996 and 1997, respectively, as reimbursement for costs incurred by Dr. Ryan as a result of her relocation in 1993. Such amounts were received pursuant to an employment agreement between the Company and Dr. Ryan which does not require the Company to make further payments for Dr. Ryan's relocation costs.

(5) On January 23, 1997, Mr. Gorin was granted an option to purchase 10,000 shares of Common Stock at an exercise price of $1.81, vesting over four years. In connection with his employment, on May 21, 1996, Mr. Gorin was granted an option to purchase 100,000 shares of Common Stock at an exercise price of $3.00 per share, of which 65,000 shares vest annually over four years and 25,000 shares vest on May 21, 2001, subject to earlier vesting upon achievement of certain specified performance goals, and of which the remaining 10,000 shares were fully vested on December 31, 1996 due to the achievement of certain specified performance goals. All options have a ten year term.

(6) On January 23, 1997, Dr. Levin was granted an option to purchase 8,000 shares of Common Stock at an exercise price of $1.81, vesting over four years. On December 8, 1995, Dr. Levin was granted an option to purchase 30,000 shares of Common Stock at an exercise price of $2.94, vesting over 4 years. All options have a ten year term.


Options Granted in Last Fiscal Year

The following table sets forth each grant of stock options made during the 1997 fiscal year to each of the executive officers named in the Summary Compensation Table above:


------------------------------------------------------------------------------------------------------------------------
                                                                                                Potential Realizable
                                                                                              Value at Assumed Annual
                                                                                                      Rates of
                                     Individual Grants                                           Price Appreciation
                                                                                                  for Option Term
------------------------------------------------------------------------------------------------------------------------
                             Number of        Percent of
                            Securities       Total Options       Exercise
                            Underlying        Granted to         Per Share
                              Options        Employees in          Price       Expiration
                            Granted (#)     Fiscal Year (1)       ($/Sh)          Date          5% ($)       10% ($)
------------------------------------------------------------------------------------------------------------------------
Una S. Ryan, Ph.D.              20,000             6.0%            1.813        01/23/07         22,804        57,789
                                80,000            24.0%            1.593        03/21/07         80,146       203,107
                                20,000             6.0%            1.593        03/21/07         20,037        50,777
                               100,000            30.1%            1.843        01/01/98          6,911        13,823
------------------------------------------------------------------------------------------------------------------------
Norman W. Gorin                 10,000             3.0%            1.813        01/23/07         11,402        28,895
------------------------------------------------------------------------------------------------------------------------
James L. Levin, DVM              8,000             2.4%            1.813        01/23/07          9,121        23,116
------------------------------------------------------------------------------------------------------------------------

(1) During 1997, a total of 332,750 options were granted to the Company's employees. The percentages were calculated as if those options granted in 1997 which were subsequently canceled remained outstanding as of the end of the 1997. For a description of each option grant, see "Summary Compensation Table," footnote (3) for Dr. Ryan, footnote (5) for Mr. Gorin, and footnote (6) for Dr. Levin.

                Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values

     The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, the shares of Common Stock acquired and the value realized in each exercise of stock options during the 1997 fiscal year and the fiscal year end number and value of unexercised options:

----------------------------------------------------------------------------------------------------------------------------
                                                             Number of Securities                Value of Unexercised
                                                            Underlying Unexercised               In-the-Money Options
                               Shares        Value       Options at Fiscal Year End (#)        at Fiscal Year End (1) ($)
                            Acquired on     Realized    --------------------------------    --------------------------------
          Name              Exercise (#)      ($)        Exercisable      Unexercisable      Exerciseable     Unexercisable
----------------------------------------------------------------------------------------------------------------------------
Una S. Ryan, Ph.D.                 --          --         160,259           325,086               --                --
----------------------------------------------------------------------------------------------------------------------------
Norman W. Gorin                    --          --          26,250            83,750               --                --
----------------------------------------------------------------------------------------------------------------------------
James L. Levin, DVM                --          --          60,857            28,500               --                --
----------------------------------------------------------------------------------------------------------------------------

(1) Based on the $2.283 per share closing price of the Company's Common Stock on December 31, 1997.


Employment Contracts, Termination of Employment and Change-of-Control
Arrangements

     Dr. Ryan entered into an agreement with the Company on May 28, 1996 providing for an annual base salary of at least $240,000 and under which, in the event that she terminates her employment for Good Reason (as defined in the agreement) or she is terminated by the Company other than for Cause (as defined by the agreement), she is eligible for continuation of salary, at the rate then in effect, and continuation of health insurance benefits for a period of up to twelve (12) months.

     Mr. Gorin entered into an agreement with the Company on May 28, 1996 under which he is eligible for continuation of salary and health insurance benefits for a period of up to twelve (12) months and outplacement services for a period of up to six (6) months or a maximum amount of $7,500, in the event that he terminates his employment for Good Reason (as defined in the agreement) or he is terminated by the Company other than for Cause (as defined by the agreement).

     Dr. Levin has an agreement with the Company under which he is eligible for a severance payment of one year's base salary, continuation of health insurance benefits and 100% vesting of all stock option grants in the event of his termination following a Change of Control, as defined in the Company's 1991 Stock Compensation Plan.


Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors was composed of two non-employee Directors during the year, Messrs. Thomas Ostermueller and John Simon, until Mr. Simon's resignation from the Board in November 1997, at which time Mr. Ronald Urvater was appointed to the Committee. None of these Compensation Committee members has been an officer or employee of the Company. No Compensation Committee interlocks between the Company and another entity exist.

Report of the Compensation Committee

     The Compensation Committee of the Board of Directors (the "Committee"), which is comprised of non-employee Directors, is responsible for establishing and administering the policies governing the compensation of the Company's employees, including salary, bonus and stock option grants. The policy of the Committee is to compensate the Company's employees with competitive salaries based on their level of experience and job performance. All permanent employees of the Company, including executive officers, are eligible for annual bonus awards based on achievement of the Company's strategic corporate goals, and participation in the Company's stock option program. The bonus awards and stock option grants are made in accordance with the Company's Performance Plan and Amended and Restated 1991 Stock Compensation Plan. The Committee is also responsible for the administration of the Company's 1994 Employee Stock Purchase Plan, in which employees participate on a voluntary basis.

     In order to both attract and retain experienced and qualified executives to manage the Company, the Committee's policy on executive compensation is to (i) pay salaries which are competitive with the salaries of executives in comparable positions in the biotechnology industry, and (ii) allow for additional compensation upon achievement of corporate goals under the Performance Plan and through stock price appreciation of shares vested to them from stock options granted at fair market value. This policy is designed to have a significant portion of each executive's total compensation be at risk based upon the Company's progress in order to incentivize the executive to fully dedicate himself or herself to achievement of corporate goals, and to align the executive's interest with those of the Company's stockholders through equity incentive compensation.

     Each executive officer (except the Chief Executive Officer whose performance is reviewed by the Committee) has an annual performance review with the Chief Executive Officer who makes recommendations on salary increases, promotions and stock option grants to the Compensation Committee. The recommended salary increases are based on the average salary increases expected in the biotechnology industry in the Boston, Massachusetts area, with the salaries in 1997 either at or slightly above the average of the salaries paid to persons in comparable positions using an independently prepared 1997 employee compensation survey of approximately 335 biotechnology companies.

     The bonus award is based on the percentage of achievement of the Company's strategic goals which are set at the beginning of each fiscal year and measured against performance at the end of the year by the Committee in accordance with the Performance Plan. For 1997 two sets of goals were applicable to all employees, including the executive officers: (i) overall corporate goals and
(ii) goals applicable to the therapeutic programs. Both sets of goals were allocated between specific product and financial performance targets. The Compensation Committee determined that, based on the Company's achievement of certain of the stated goals, one-half of the eligible cash payout would be made under the Performance Plan for 1997. In 1997, the stock option awards for the executive officers other than the Chief Executive Officer consisted of grants made in conjunction with a review of the executives' performance during the year. The

Compensation Committee believes the number of underlying shares are consistent with the stock option grant practices of other companies in the biotechnology industry.

     Dr. Una Ryan, the Company's President and Chief Executive Officer, received a salary increase of 4% in 1997. Dr. Ryan's current base salary, which reflects the salary increase, is within the range of base salaries paid to other Chief Executive Officers in similar sized, publicly traded companies in the biotechnology industry, based on the previously referenced 1997 employee compensation survey. As discussed above, the Compensation Committee determined that a cash payout would be made under the Performance Plan for 1997 and as a result of such payout Dr. Ryan received a bonus of $37,440 which constitutes approximately one-half of the bonus of up to 30% of her base salary for which she was eligible.

     On January 23, 1997, Dr. Ryan was granted an option to purchase 20,000 shares of Common Stock at an exercise price of $1.81 with vesting over four years. On March 21, 1997, Dr. Ryan was granted an option to purchase 100,000 shares of Common Stock at an exercise price of $1.59 with vesting over four years. All of these options have a ten year term. Dr. Ryan was granted a performance share award on March 21, 1997, which provided the option to purchase 100,000 shares of Common Stock at an exercise price of $1.84 upon the achievement of certain specified performance goals. The performance share award expired unvested on January 1, 1998.


                                            Compensation Committee

                                            Thomas Ostermueller, Chairman
                                            Ronald Urvater

Stock Performance Graph

         The graph below represents a comparison of the cumulative shareholder return on the Common Stock for the Company's last five fiscal years, including the fiscal year ended December 31, 1997, with the cumulative total stockholder return of the Nasdaq Stock Market (U.S.) Index and Nasdaq Pharmaceutical Stock Index (which is made up of companies quoted on the Nasdaq National Market whose Primary Industrial Classification Code is 283, Pharmaceutical Companies). The graph assumes an investment of $100 made on December 31, 1992 in the Company's Common Stock and in the two indexes.

[PERFORMANCE CHART]
[TABULAR REPRESENTATION OF LINE CHART BELOW]

--------------------------------------------- ------------ ----------- ----------- ------------ ----------- -----------
                                               12/31/92     12/31/93    12/30/94    12/29/95     12/31/96    12/31/97
--------------------------------------------- ------------ ----------- ----------- ------------ ----------- -----------
T Cell Sciences, Inc.                            $100         $105        $ 34        $ 42         $ 22        $ 33
Nasdaq Stock Market (U.S.) Index                 $100         $115        $112        $159         $195        $240
Nasdaq Pharmaceutical Stock Index                $100         $ 89        $ 67        $123         $123        $127
--------------------------------------------- ------------ ----------- ----------- ------------ ----------- -----------

                           INDEPENDENT ACCOUNTANTS

     On February 10, 1994, the Board of Directors of the Company approved the engagement of Price Waterhouse LLP as its independent accountants. The Company expects that a representative from Price Waterhouse will be present at the Annual Meeting to make a statement if he or she desires to do so and to respond to appropriate questions.


                  STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Stockholder proposals intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company no later than February 27, 1999 and no earlier than January 13, 1999 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. The Company's By-Laws provide that any stockholder of record wishing to have a proposal considered at an annual meeting (other than a stockholder proposal included in the Company's proxy statement as described above) must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-Laws, to the Company at its principal executive office not less than 75 days or more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must also be delivered on the later of (i) the 15th day after the date of public announcement of the date of such meeting or (ii) the 75th day before the scheduled date of such meeting. Any such proposal shall be mailed to: Secretary, T Cell Sciences, Inc., 119 Fourth Avenue, Needham, MA 02194.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting, it is the intention of persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

     The prompt return of the proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

                                         By Order of the Board of Directors

                                         Norman W. Gorin
                                         Secretary

Dated:  April 13, 1998

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM T CELL SCIENCES, INC.,
ATTENTION: INVESTOR RELATIONS, 119 FOURTH AVENUE, NEEDHAM, MASSACHUSETTS 02194.

                                                                     CELCS-PS-98

                Proxy Solicited by the Board of Directors for the
                         Annual Meeting of Stockholders
                                on May 12, 1998

The undersigned hereby appoints Una S. Ryan and Thomas R. Ostermueller, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of Common Stock held of record by the undersigned on March 20, 1998, at the Annual Meeting of Stockholders (the "Meeting") to be held at 2:00 p.m. on May 12, 1998 at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, or at any adjournment or postponement thereof. When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of the nominees for director listed in Proposal 1 and, in their discretion, the proxies are each authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements thereof. Any stockholders wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the postage paid envelope provided.

--------------------------------------------------------------------------------
           PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

-----------------------------------       --------------------------------------

-----------------------------------       --------------------------------------

-----------------------------------       --------------------------------------

---------------------
T CELL SCIENCES, INC.
---------------------

1. Election of Directors.
                                                   For All      With-    For All
                                                  Nominees      hold      Except

   Una S. Ryan              Harry H. Penner, Jr.    [  ]        [  ]       [  ]
   Patrick C. Kung          Ronald H. Urvater
   Thomas R. Ostermueller

   NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

RECORD DATE SHARES:



                                                --------------------------------
Please be sure to sign and date this Proxy.     Date
--------------------------------------------------------------------------------



-----------Stockholder sign here----------------Co-owner sign here--------------


Mark box at right if an address change or comment has been noted        [  ]
on the reverse side of this card.


DETACH CARD                                                          DETACH CARD

                             T CELL SCIENCES, INC.

     Dear Stockholder:

     Please take note of the important information enclosed with this Proxy Ballot.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

     Your vote must be received prior to the Annual Meeting of Stockholders, May 12, 1998.

     Thank you in advance for your prompt consideration of these matters.

     Sincerely,


     T Cell Sciences, Inc.